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           AMENDMENT NO. 1 TO CONSULTING FEE AGREEMENT

     This Amendment No. 1 (the "Amendment") to the Consulting Fee
Agreement dated February 28, 1997 (the "Agreement") between Mason
Oil Company, Inc. (the "Company"), and Carl L. Smith, III,
Matthew A. Veal, and Peg Quisenberry (collectively, the
"Consultants"), is made and entered into this 8th day of May, 1997, by and between the Company and the Consultants.

                         R E C I T A L S

     WHEREAS, the Company and the Consultants are parties to the Agreement, whereby the Consultants were engaged by the Company to perform certain consulting services in connection with the Company's corporate organizational and public relations matters. Also party to the Agreement was another consultant, David Wood, as to whom the Agreement has already expired according to its terms; and

     WHEREAS, pursuant to the Agreement, the Company agreed to pay the Consultants as compensation, for services rendered and to be rendered by the Consultants thereunder, certain shares of the Company's common stock, in varying amounts with respect to each Consultant; and

     WHEREAS, the Agreement provides for a single distribution of the Shares to the Consultants, which method of distribution was not the intention of the parties thereto, and the parties desire to modify the Agreement to instead provide for the issuance of options to be exercisable in eight equal increments on a quarterly basis over aperiod of two years, subject to the terms and conditions set forth in this Amendment;

     NOW THEREFORE, for and in consideration of the mutual covenants and promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which the parties expressly acknowledge, the parties hereto agree as follows:

     1. Use of Terms. Unless otherwise indicated herein, all capitalized terms used herein shall have the same meanings as ascribed to them in the Agreement.

     2. Return of Shares. With respect to Paragraph 2 of the Agreement, and notwithstanding the provisions of Paragraph 4 of the Agreement, the Consultants shall not be entitled to receive a single distribution of the Shares otherwise provided for by Paragraph 2 of the Agreement, and each Consultant shall, promptly following execution of this Amendment, return and deliver to the Company any and all certificates representing the previously issued Shares, duly endorsed for transfer to the Company. All rights arising under Paragraph 2 of the Agreement are hereby terminated in their entirety.

     3. Cancellation of Option. The parties agree that the Option provided for in Paragraph 3 of the Agreement is hereby canceled, and any and all certificates representing any Option Shares that have been issued upon the exercise of each Option or any part thereof shall be returned and delivered to the Company by the applicable Consultant, duly endorsed for transfer to the Company.

     4. Grant of Options. All rights arising under Paragraph 4 of the Agreement are hereby terminated in their entirety. In order to recognize and reflect the ongoing nature of the services to be rendered by the Consultants, and in consideration for such services, the Company hereby grants an option to each the Consultants, exercisable for the purchase of up to the number of shares of the Company's common stock as set forth on the following schedule (the "Options"), at a purchase price of $0.02 per share, which Options may be exercised in accordance with the terms of Paragraph 5 of this Amendment:

          Name of Consultant                 Total Number of  Shares
          Carl L. Smith, III                      350,000
          Matthew A. Veal                         350,000
          Peg Quisenberry                         200,000

     5. Excercise of Options; Expiration. The Options shall mature and become exercisable to purchase shares of the Company's common stock in seven progressive increments over a period of two years. The following schedule sets forth the incremental maturation of the Options, and shows the total number of shares for which the Options may be exercised as of and after the dates shown, assuming that no shares of the Company's common stock have been purchased by exercise of the Options prior to any such date:

                         Total Shares Eligible to be Purchased as of:

             Amendment
Name of      Effective   Septem-  Decem-  March 31, June 30,  Septem-  Decem-
Consultant     Date      ber 30,  ber 31,                     ber 30,  ber 31,

Carl L.
 Smith, III    87,500    131,250  175,000  218,750   262,500  306,250   350,000

Mathew A.
 Veal          87,500    131,250  175,000  218,750   262,500  306,250   350,000

Peg
 Quisenberry   50,000     75,000  100,000  125,000   150,000  175,000   250,000


The "Amendment Effective Date" shall mean the date first set forth above. No Options shall mature and become exercisable until the Amendment Effective Date. Moreover, no Consultant may exercise any Options to purchase any shares of the Company's common stock following termination of the Agreement as to such Consultant in accordance with the terms and provisions of Paragraph 10 of the Agreement; provided, however, that any Consultant may exercise Options to purchase shares of the Company's common stock which had become exercisable in accordance with the foregoing table prior to the date of such termination of the Agreement. The Options may be exercised in whole in or in part, so long as the total number of shares issued to any Consultant upon exercise of the Options does not exceed the number of shares that such Consultant is eligible to receive according to the foregoing table at the time of any exercise. Notwithstanding anything herein or in the Agreement to the contrary, all Options shall expire and shall no longer be exercisable on and after June 30, 1999 or as to any individual Consultant, at the time of such Consultant's death, whichever is earlier.

     6. Effect of Agreement. The Agreement, as amended hereby, shall continue in full force and effect in accordance with its terms and provisions. All terms and provisions of the Agreement, unless expressly amended herein, are hereby confirmed and ratified and shall remain in full force and effect. Unless expressly amended hereunder, all terms and provisions of the Agreement, including without limitation Paragraph 11 thereof, shall apply to the Serial Options and the rights and obligations associated therewith as if the Serial Options were the Shares, Options or Option Shares, as applicable, under the Agreement.

     7. Term of the Agreement. With respect to Paragraph 10 of the Agreement, the term of the Agreement shall be from the date of its effectiveness until December 31, 1998, at which time the Agreement will expire as to all of the Consultants, unless earlier terminated with respect to any or all of the Consultants in accordance with the provisions for termination set forth in Paragraph 10 of the Agreement. Notwithstanding anything herein to the contrary, however, the Consultants rights to exercise the Options shall extend to June 30, 1999 or such earlier date as may apply under the terms of Paragraph 5 of this Amendment.

     8. Scope of Amendment. The Agreement, as amended hereby, shall continue in full force and effect in accordance with its terms and provisions. All terms and provisions of the Agreement, unless expressly amended herein, are hereby confirmed and ratified and shall remain in full force and effect.

     9. Execution Required. This Amendment shall not be effective and binding unless fully executed by all parties hereto.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.


MASON OIL COMPANY, INC.            CONSULTANTS:



/s/ Paul B. Ingram                      /s/ Carl L. Smith III
Paul B. Ingram, President                   Carl L. Smith, III


                                       /s/ Matthew A. Veal
                                           Matthew A. Veal


                                       /s/ Peg Quisenberry
                                           Peg Quisenberry